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                                                                   Exhibit 10.58

                                 LOAN AGREEMENT

                          Dated as of September 8, 2006

                                     Between

                  RD WOONSOCKET ASSOCIATES LIMITED PARTNERSHIP,
                                   as Borrower

                                       and

                      MERRILL LYNCH MORTGAGE LENDING, INC.,

                                   as Lender
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1 - DEFINITIONS; PRINCIPLES OF CONSTRUCTION......................     1
Section 1.1   Definitions ...............................................     1
Section 1.2   Principles of Construction ................................    13
ARTICLE 2 -   GENERAL TERMS .............................................    14
Section 2.1   Loan Commitment; Disbursement to Borrower .................    14
Section 2.2   Interest Rate .............................................    14
Section 2.3   Loan Payments .............................................    14
Section 2.4   Late Payment Charge........................................    16
Section 2.5   Reserved...................................................    16
Section 2.6   Prepayment; Defeasance ....................................    16
Section 2.7   Payments after Default.....................................    20
Section 2.8   Usury Savings .............................................    20
ARTICLE 3 - REPRESENTATIONS AND WARRANTIES ..............................    21
Borrower represents and warrants to Lender as of the Closing Date that:..    21
Section 3.1   Organization...............................................    21
Section 3.2   Status of Borrower ........................................    21
Section 3.3   Validity of Documents......................................    21
Section 3.4   No Conflicts ..............................................    22
Section 3.5   Litigation.................................................    22
Section 3.6   Agreements ................................................    22
Section 3.7   Solvency...................................................    22
Section 3.8   Full and Accurate Disclosure ..............................    23
Section 3.9   No Plan Assets ............................................    23
Section 3.10  Not a Foreign Person ......................................    23
Section 3.11  Enforceability.............................................    23
Section 3.12  Business Purposes..........................................    23
Section 3.13  Compliance ................................................    24
Section 3.14  Financial Information......................................    24
Section 3.15  Title .....................................................    24
Section 3.16  Condemnation ..............................................    25
Section 3.17  Utilities and Public Access; Parking.......................    25
Section 3.18  Separate Lots..............................................    25
Section 3.19  Assessments ...............................................    25
Section 3.20  Insurance .................................................    25
Section 3.21  Use of Property ...........................................    25
Section 3.22  Certificate of Occupancy; Licenses.........................    25
Section 3.23  Flood Zone.................................................    26
Section 3.24  Physical Condition ........................................    26
Section 3.25  Boundaries ................................................    26
Section 3.26  Leases and Rent Roll ......................................    26
Section 3.27  Filing and Recording Taxes ................................    27
Section 3.28  Intentionally Omitted .....................................    27
Section 3.29  Illegal Activity ..........................................    27
Section 3.30  Construction Expenses......................................    27
Section 3.31  Personal Property .........................................    27
Section 3.32  Taxes .....................................................    28
Section 3.33  Federal Reserve Regulations................................    28
Section 3.34  Investment Company Act ....................................    28
Section 3.35  No Change in Facts or Circumstances; Disclosure............    28
Section 3.36  Intellectual Property......................................    28
Section 3.37  Compliance with Anti-Terrorism Laws .......................    29
Section 3.38  Brokers and Financial Advisors.............................    29
Section 3.39  Survival ..................................................    29


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ARTICLE 4 - BORROWER COVENANTS ..........................................    29
Section 4.1   Existence; Compliance with Legal Requirements .............    29
Section 4.2   Maintenance and Use of Property............................    30
Section 4.3   Waste......................................................    30
Section 4.4   Taxes and Other Charges....................................    30
Section 4.5   Litigation.................................................    31
Section 4.6   Access to Property ........................................    31
Section 4.7   Notice of Default..........................................    31
Section 4.8   Cooperate in Legal Proceedings ............................    32
Section 4.9   Performance by Borrower....................................    32
Section 4.10  Awards; Insurance Proceeds ................................    32
Section 4.11  Financial Reporting........................................    32
Section 4.12  Estoppel Statement.........................................    33
Section 4.13  Leasing Matters............................................    33
Section 4.14  Property Management........................................    35
Section 4.15  Liens......................................................    36
Section 4.16  Debt Cancellation..........................................    36
Section 4.17  Zoning.....................................................    36
Section 4.18  ERISA......................................................    36
Section 4.19  No Joint Assessment........................................    37
Section 4.20  Patriot Act................................................    37
Section 4.21  Alterations................................................    37
Section 4.22  Parking Re-Striping........................................    38
Section 4.23  Utility Easement...........................................    38
ARTICLE 5 - ENTITY COVENANTS.............................................    38
Section 5.1   Single Purpose Entity/Separateness.........................    38
Section 5.2   Change of Name, Identity or Structure .....................    42
Section 5.3   Business and Operations....................................    42
Section 5.4   Independent Director ......................................    42
ARTICLE 6 -   NO SALE OR ENCUMBRANCE ....................................    43
Section 6.1   Transfer Definitions.......................................    43


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Section 6.2   No Sale/Encumbrance........................................    43
Section 6.3   Permitted Transfers........................................    44
Section 6.4   Lender's Rights............................................    45
Section 6.5   Assumption ................................................    45
ARTICLE 7 -   INSURANCE; CASUALTY; CONDEMNATION; RESTORATION ............    47
Section 7.1   Insurance .................................................    47
Section 7.2   Casualty...................................................    51
Section 7.3   Condemnation...............................................    51
Section 7.4   Restoration ...............................................    51
ARTICLE 8 - RESERVE FUNDS ...............................................    55
Section 8.1   Required Repairs...........................................    55
Section 8.2   Replacements ..............................................    56
Section 8.3   Intentionally Omitted......................................    56
Section 8.4   Required Work..............................................    56
Section 8.5   Release of Reserve Funds...................................    58
Section 8.6   Tax and Insurance Reserve Funds ...........................    59
Section 8.7   Intentionally Omitted......................................    60
Section 8.8   Intentionally Omitted......................................    60
Section 8.9   Initial Debt Service Reserve ..............................    60
Section 8.10  Woonsocket Bowling Reserve.................................    61
Section 8.11  Intentionally Omitted......................................    61
Section 8.12  Reserve Funds, Generally ..................................    61
ARTICLE 9 - INTENTIONALLY OMITTED .......................................    62
ARTICLE 10 - EVENTS OF DEFAULT; REMEDIES.................................    62
Section 10.1  Event of Default...........................................    62
Section 10.2  Remedies ..................................................    64
ARTICLE 11 - ENVIRONMENTAL PROVISIONS ...................................    65
Section 11.1  Environmental Representations and Warranties ..............    65
Section 11.2  Environmental Covenants....................................    65
Section 11.3  Lender's Rights............................................    66
Section 11.4  Operations and Maintenance Programs .......................    67
ARTICLE 12 - SECONDARY MARKET ...........................................    67
Section 12.1  Transfer of Loan ..........................................    67
Section 12.2  Delegation of Servicing ...................................    67
Section 12.3  Dissemination of Information...............................    67
Section 12.4  Cooperation................................................    68
Section 12.5  Intentionally Omitted......................................    69
ARTICLE 13 - INDEMNIFICATIONS ...........................................    69
Section 13.1  General Indemnification ...................................    69
Section 13.2  Mortgage and Intangible Tax Indemnification ...............    70
Section 13.3  ERISA Indemnification .....................................    70
Section 13.4  Environmental Indemnity ...................................    70
Section 13.5  Survival...................................................    70
ARTICLE 14 -  EXCULPATION ...............................................    71
Section 14.1  Exculpation ...............................................    71


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ARTICLE 15 -  NOTICES ...................................................    73
Section 15.1  Notices ...................................................    73
ARTICLE 16 -  FURTHER ASSURANCES ........................................    74
Section 16.1  Replacement Documents .....................................    74
Section 16.2  Recording of Mortgage, Etc.................................    74
Section 16.3  Further Acts, Etc..........................................    74
Section 16.4  Changes in Tax, Debt, Credit and Documentary Stamp Laws ...    75
Section 16.5  Expenses ..................................................    75
ARTICLE 17 -  WAIVERS ...................................................    76
Section 17.1  Remedies Cumulative; Waivers...............................    76
Section 17.2  Modification, Waiver in Writing ...........................    76
Section 17.3  Delay Not a Waiver ........................................    76
Section 17.4  Trial by Jury..............................................    77
Section 17.5  Waiver of Notice...........................................    77
Section 17.6  Remedies of Borrower.......................................    77
Section 17.7  Waiver of Marshalling of Assets ...........................    78
Section 17.8  Waiver of Statute of Limitations...........................    78
Section 17.9  Waiver of Counterclaim.....................................    78
ARTICLE 18 -  GOVERNING LAW .............................................    78
Section 18.1  Governing Law..............................................    78
Section 18.2  Severability ..............................................    78
Section 18.3  Preferences................................................    78
ARTICLE 19 -  MISCELLANEOUS .............................................    79
Section 19.1  Survival ..................................................    79
Section 19.2  Lender's Discretion........................................    79
Section 19.3  Headings ..................................................    79
Section 19.4  Schedules and Exhibits Incorporated........................    79
Section 19.5  Offsets, Counterclaims and Defenses .......................    79
Section 19.6  No Joint Venture or Partnership; No Third Party
   Beneficiaries ........................................................    80
Section 19.7  Publicity .................................................    81
Section 19.8  Conflict; Construction of Documents; Reliance..............    81
Section 19.9  Duplicate Originals; Counterparts..........................    81
Section 19.10 Entire Agreement ..........................................    81


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

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of September 8, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation having an address at 4 World Financial Center, 16th Floor, New York, New York 10080 (together with its successors and/or assigns, "Lender") and RD WOONSOCKET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, White Plains, New York 10605 (together with its successors and/or assigns, "BORROWER").

                                    RECITALS:

Borrower desires to obtain the Loan (defined below) from Lender.

Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

              ARTICLE 1 - DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

"Act" shall have the meaning set forth in Section 5.1 (c) hereof.

"AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person. Such term shall include Guarantor unless otherwise specified or if the context may otherwise require.

"AFFILIATED MANAGER" shall have the meaning set forth in Section 6.1 hereof "ALTA" shall mean American Land Title Association, or any successor thereto. "ALTERATION THRESHOLD" means $750,000.00.

"Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

"BUSINESS DAY" shall mean any day other than Saturday, Sunday, any other day on which banks are required or authorized to close in New York, New York, or the place of business of any servicer servicing the Loan.

"Casualty" shall have the meaning set forth in Section 7.2 hereof. "CLOSING DATE" shall mean the date of this Agreement. "CONTROL" shall have the meaning set forth in Section 6.1 hereof.

"CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

"CONDEMNATION PROCEEDS" shall have the meaning set forth in Section 7.4(b) hereof

"CREDITORS RIGHTS LAWS" shall mean with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, assignment for the benefit of creditors, composition or other relief with respect to its debts or debtors.

"Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document.


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"DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

"DEBT SERVICE COVERAGE RATIO" shall mean, as of any date of determination, for the applicable period of calculation, the ratio, as determined by Lender, of (i) Net Operating Income to (ii) the aggregate amount of actual Debt Service due for the same period.

"DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

"DEFAULT RATE" shall mean a rate per annum equal to the lesser of (a) four percent (4%) plus the Interest Rate and (b) the Maximum Legal Rate.

"DEFIANCE COLLATERAL" shall have the meaning set forth in Section
2.6(b)(i)(D)(2) hereof.

"DEFIANCE EVENT" shall have the meaning set forth in Section 2.6(b)(i) hereof.

"DEFEASANCE SECURITY AGREEMENT" shall have the meaning set forth in Section 2.6(b)(i)(D)(1) hereof.

"ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

"ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least "A-l" by S&P, "P-1" by Moody's and "F-1" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

"EMBARGOED PERSON" shall mean any Person identified by OFAC or any other Person with whom a Person resident in the United States of America may not conduct business or transactions by prohibition of federal law or Executive Order of the President of the United States of America.

"ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.


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

"ENVIRONMENTAL LAW" shall mean any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies, orders and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment.

"ENVIRONMENTAL LIENS" shall mean all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person.

"ENVIRONMENTAL REPORT" shall mean that certain written report dated August 24, 2006 and prepared by EBI Consulting and certified to Lender resulting from the environmental site assessments of the Property delivered to Lender in connection with the Loan.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes thereto and the regulations promulgated and the rulings issued thereunder.

"EVENT OF DEFAULT" shall have the meaning set forth in Section 10.1 hereof. "Fitch" shall mean Fitch, Inc.

"GAAP" shall mean generally accepted accounting principles in the United States of


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

America as of the date of the applicable financial report.

"GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

"GUARANTOR" shall mean Acadia Realty Limited Partnership, a Delaware limited partnership.

"GUARANTY" shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, executed by Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"HAZARDOUS MATERIALS" shall mean any petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; toxic mold; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material" "hazardous waste" "toxic substance" "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law.

"IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Security Instrument.

"INDEMNIFIED PARTIES" shall mean (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (I) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and
(h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business.

                                     hereof

                                     hereof.

"INDEPENDENT DIRECTOR" shall have the meaning set forth in Section 5.4 hereof.

"INITIAL DEBT SERVICE RESERVE ACCOUNT" shall have the meaning set forth in
Section 8.9

"INITIAL DEBT SERVICE RESERVE FUNDS" shall have the meaning set forth in Section 8.9

"INSOLVENCY OPINION" shall mean, that certain bankruptcy non-consolidation opinion


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

letter delivered by counsel for Borrower in connection with the Loan and approved by Lender or the Rating Agencies, as the case may be.

"INSURANCE PREMIUMS" shall have the meaning set forth in Section 7.1(b) hereof.

"INSURANCE PROCEEDS" shall have the meaning set forth in Section 7.4(b) hereof.

"INTEREST RATE" shall mean an interest rate equal to six and sixty three thousandths percent (6.063%) per annum.

"INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

"INVESTOR" shall have the meaning set forth in Section 12.3 hereof. "Lease" shall have the meaning set forth in the Security Instrument.

"LEGAL REQUIREMENTS" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

"Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

"LLC AGREEMENT" shall have the meaning set forth in Section 5.1(c) hereof

"LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

"LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Security Instrument, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"LOCKOUT PERIOD" shall mean the period commencing on the Closing Date and ending on the day immediately prior to the Scheduled Payment Date that is four (4) months prior to the


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

Maturity Date.

"Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

"MAIOR LEASE" shall mean any Lease which individually or when aggregated with all other Leases at the Property with the same Tenant or its Affiliates demises more than 15,000 square feet at the Property.

"MANAGEMENT AGREEMENT" shall have the meaning set forth in Section 4.14(a) hereof

"Manager" shall mean any entity selected as the manager of the Property in accordance with the terms of this Agreement.

"MATURITY DATE" shall mean October 1, 2016 or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

"MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

"MEMBER" shall have the meaning set forth in Section 5.1(c) hereof.

"MONTHLY PAYMENT AMOUNT" shall have the meaning set forth in Section 2.3(a)(ii) hereof

"MOODY'S ' shall mean Moody's Investors Service, Inc.

"NET OPERATING INCOME" shall mean, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income, as such amount may be adjusted by Lender in its good faith discretion based on Lender's underwriting standards, including without limitation, adjustments for vacancy allowance.

"NET PROCEEDS" shall have the meaning set forth in Section 7.4(b) hereof.

"NET PROCEEDS DEFICIENCY" shall have the meaning set forth in Section 7.4(b)(vi) hereof.

"NOTE" shall mean that certain promissory note of even date herewith in the principal amount of $23,500,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"OFAC" shall have the meaning set forth in Section 3.37 hereof.


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

"OPERATING EXPENSES" shall mean, with respect to any period of time, all expenses, computed in accordance with GAAP, directly attributable to the operation, repair and/or maintenance of the Property including, without limitation, (a) Taxes and Other Charges, (b) Insurance Premiums, (c) management fees, whether or not actually paid, equal to the greater of the actual management fees and four percent (4%) of annual "base" or "fixed" Rent due under the Leases and (d) costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Improvements and actually paid for by Borrower. Operating Expenses shall not include interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, income taxes, extraordinary capital improvement costs, any non-cash charge or expense such as depreciation or amortization.

"OPERATING INCOME" shall mean, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, percentage rent, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Accounts.

"OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

"PARTICIPATIONS" shall have the meaning set forth in Section 12.1 hereof.

"PATRIOT ACT" shall have the meaning set forth in Section 3.37 hereof.

"PERMITTED DEFEASANCE DATE" shall mean the date that is the earlier of (a) three years from the Closing Date or (b) two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Internal Revenue Code of any REMIC Trust that holds the Note.

"PERMITTED ENCUMBRANCES" shall mean collectively, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

"PERMITTED INVESTMENTS" shall mean to the extent available from Lender or Lender's servicer for deposits in the Reserve Accounts, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

(a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations o^ the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated "AAA" or the equivalent by each of the Rating Agencies,
(iii) if rated by S&P, must not have an "r" highlighter affixed to their rating,
(iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;

(b) Federal Housing Administration debentures;

(c) obligations of the following United States government sponsored agencies:
Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(d) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) ____ such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(h) units of taxable money market funds or mutual funds with maturities of not more than 365 days, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the

United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds or mutual funds; and

(i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year.

"Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Security Instrument.

"Policies" shall have the meaning set forth in Section 7.1(b) hereof.

"PROHIBITED TRANSFER" shall have the meaning set forth in Section 6.2 hereof.

"Property" shall mean the parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Security Instrument and referred to therein as the "PROPERTY".

"PROPERTY CONDITION REPORT" shall mean a report prepared by a company satisfactory to Lender and certified to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.

"PROVIDED INFORMATION" shall have the meaning set forth in Section 12.4 hereof.

"RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, and any other nationally-recognized statistical rating agency which has been approved by Lender and has rated the Securities.

"RATINGS CONFIRMATION" shall mean a written confirmation from each Rating Agency rating any Securities that the subject event will not result in a downgrade, withdrawal, or qualification of any of the ratings then assigned to any of the Securities.

"RELEASE" shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

"REMIC TRUST" shall mean a "real estate mortgage investment conduit" (within the meaning of Section 860D, or applicable successor provisions, of the Internal Revenue Code) that holds the Note or any part thereof.

"RENT ROLL" shall mean a rent roll signed and dated by Borrower detailing the names of all Tenants of the Improvements (including schedules for all executed Leases for Tenants not yet in occupancy or under which the rent commencement date has not occurred), the portion of Improvements (in terms of square footage) occupied by each Tenant, the base rent, additional rent and any other charges payable under each Lease (including annual store sales required to be reported by Tenant under any Lease), and the term of each Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any Lease, and any other information as is reasonably required by Lender.

"RENTS" shall have the meaning set forth in the Security Instrument.

"REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in Section 8.2(b) hereof.

"REPLACEMENT RESERVE FUNDS" shall have the meaning set forth in Section 8.2(b) hereof.

"REPLACEMENT RESERVE INITIAL DEPOSIT" shall have the meaning set forth in
Section 8.2 hereof.

"REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in
Section 8.2(b) hereof.

"REPLACEMENTS" shall have the meaning set forth in Section 8.2(a) hereof.

"REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in Section 8.1(b) hereof.

"REQUIRED REPAIR FUNDS" shall have the meaning set forth in Section 8.1(b) hereof.

"REQUIRED REPAIRS" shall have the meaning set forth in Section 8.1 (a) hereof.

"REQUIRED WORK" shall have the meaning set forth in Section 8.4(a) hereof.

"RESERVE ACCOUNTS" shall mean the Tax and Insurance Reserve Account, the Replacement Reserve Account, the Required Repair Account, the Initial Debt Service Reserve Account, the Woonsocket Bowling Reserve Account or any other escrow account established by the Loan Documents.

"RESERVE FUNDS" shall mean the Tax and Insurance Reserve Funds, the Replacement Reserve Funds, the Required Repair Funds, the Initial Debt Service Reserve Funds, the Woonsocket Bowling Reserve Funds, or any other escrow funds established by the Loan Documents.

"RESTORATION" shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

"RESTORATION CONSULTANT" shall have the meaning set forth in Section 7.4(b)(iii) hereof.

"RESTORATION RETAINAGE" shall have the meaning set forth in Section 7.4(b)(iv) hereof.

"RESTRICTED PARTY" shall have the meaning set forth in Section 6.1 hereof.

"SALE OR PLEDGE" shall have the meaning set forth in Section 6.1 hereof.

"SCHEDULED PAYMENT DATE" shall mean the first day of each calendar month during the term of the Loan.

"SECURITIES" shall have the meaning set forth in Section 12.1 hereof.

"SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

"SECURITIZATION" shall have the meaning set forth in Section 12.1 hereof.

"SECURITY INSTRUMENT" shall mean that certain first priority mortgage/deed of trust/deed to secure debt, assignment of leases and rents and security agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"SERVICING FEES" shall have the meaning set forth in Section 8.12 hereof.

"SPECIAL MEMBER" shall have the meaning set forth in Section 5.1(c) hereof.

"SPE COMPONENT ENTITY" shall have the meaning set forth in Section 5.1(b) hereof.

"SUCCESSOR BORROWER" shall have the meaning set forth in Section 2.6(b)(iii) hereof.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"SYNDICATION" shall have the meaning set forth in Section 12.1 hereof.

"TAX AND INSURANCE RESERVE FUNDS" shall have the meaning set forth in Section
8.6 hereof.

"TAX AND INSURANCE RESERVE ACCOUNT" shall have the meaning set forth in Section
8.6 hereof.

"TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof

"TENANT" shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower.

"TERMINATION FEE DEPOSIT" shall have the meaning set forth in Section 8.3.

"TITLE INSURANCE POLICY" shall mean that certain ALTA (or its equivalent) mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Security Instrument.

"TRANSFEREE" shall have the meaning set forth in Section 6.5 hereof

"UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.

"UTILITY EASEMENT" shall have the meaning set forth in Section 4.23 hereof.

"U.S. BANKRUPTCY CODE" shall mean Title 11 U.S.C. Section 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

"WOONSOCKET BOWLING" shall mean Woonsocket Bowling Center, LLC.

"WOONSOCKET BOWLING LEASE" shall mean that certain Amended and Restated Lease dated as of June 3, 2006 between Borrower, as landlord, and Woonsocket Bowling, as tenant, and any amendments, modifications or changes thereto.

"WOONSOCKET BOWLING RESERVE ACCOUNT" shall have the meaning set forth in Section
8.10 hereof.

"WOONSOCKET BOWLING RESERVE FUNDS" shall have the meaning set forth in Section
8.10 hereof

Section 1.2 PRINCIPLES OF CONSTRUCTION

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                            ARTICLE 2 - GENERAL TERMS

Section 2.1 LOAN COMMITMENT; DISBURSEMENT TO BORROWER

(a) Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

(b) Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.

(c) The Loan shall be evidenced by the Note and secured by the Security Instrument and the other Loan Documents (other than the Environmental Indemnity).

(d) Borrower shall use the proceeds of the Loan to (i) repay and discharge any existing loans relating to the Property, (ii) pay certain costs in connection with the financing of the Property, (iii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (v) fund any working capital requirements of the Property, and (vi) distribute the balance, if any, to its partners, members or shareholders, as the case may be.

Section 2.2 INTEREST RATE

(a) Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue at the Interest Rate or as otherwise set forth in this Agreement from (and including) the Closing Date to, but excluding, the Maturity Date.

(b) Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan. Borrower recognizes that such interest accrual requirement will not fully amortize the Loan within the amortization period set forth in the application for the Loan.

Section 2.3 LOAN PAYMENTS

(a) Monthly Payments. Borrower shall pay to Lender monthly debt service payments as follows:

(i) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including the last day of the calendar month in which the Closing Date occurs; and

(ii) on November 1, 2006 and on each Scheduled Payment Date thereafter up to and including October 1, 2011, Borrower shall make a payment to Lender of interest only (the "INTEREST ONLY MONTHLY PAYMENT AMOUNT") on the outstanding principal balance of the Loan; and

(iii) on November 1, 2011 and on each Scheduled Payment Date thereafter up to and including September 1, 2016, Borrower shall make a payment to Lender of principal and interest in an amount equal to $141,847.62 (the "PRINCIPAL AND INTEREST MONTHLY PAYMENT AMOUNT"; and together with the Interest Only Monthly Payment Amount, the "MONTHLY PAYMENT AMOUNT"), which payments shall be applied first to accrued and unpaid interest and the balance to principal.

(b) Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

(c) Interest Period. The first interest accrual period hereunder shall commence on and include the Closing Date and shall end on and include the last day of the calendar month in which the Closing Date occurs. Each interest accrual period thereafter shall commence on the first day of each calendar month during the term of this Agreement and shall end on and include the last day of such calendar month.

(d) Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date.

(e) Defenses. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

(f) Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(g) Application of Payments. Prior to the occurrence of an Event of Default, all monthly payments made as scheduled under this Agreement and the Note shall be applied first to the payment of interest computed at the Interest Rate, and the balance toward the reduction of the principal amount of the Note. All voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal amount, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity.

Following the occurrence and during the continuance of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

Section 2.4 LATE PAYMENT CHARGE

if any principal, interest or any other sums due under the Loan Documents (excluding the amounts due on the Maturity Date) are not paid by Borrower prior to the fifth day following the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

Section 2.5 RESERVED

Section 2.6 PREPAYMENT:DEFEASANCE

Except as otherwise expressly permitted by this Section 2.6, no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under the Note can be made by Borrower or any other Person without the express written consent of Lender.

(a) Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period. Notwithstanding the foregoing, if either (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 2.6(c) hereof.

(b) Defeasance.

(i) Notwithstanding any provisions of this Section 2.6 to the contrary, including, without limitation, subsection (a) of this Section 2.6, at any time after the Permitted Defeasance Date, Borrower may cause the release of the Property from the lien of the Security Instrument and the other. Loan Documents upon the satisfaction of the following conditions (such event being a "DEFEASANCE EVENT"):

(A) no Event of Default shall exist under any of the Loan Documents;

(B) not less than thirty (30) (but not more than sixty (60)) days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the "RELEASE DATE"); provided, however, that Borrower shall have the right (i) to cancel such notice by providing Lender with notice of cancellation ten (10) days prior to the scheduled Release Date, or (ii) to extend the scheduled Release Date until the next Scheduled Payment Date; provided that in each case, Borrower shall pay all of Lender's costs and expenses incurred as a result of such cancellation or extension;

(C) all accrued and unpaid interest and all other sums due under the Note, this Agreement and under the other Loan Documents up to the Release Date, including, without limitation, all fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, legal fees and expenses for the review and preparation of the Defeasance Security Agreement (as hereinafter defined) and of the other materials described in
Section 2.6(b)(i)(D) below and any related documentation, and any servicing fees, Rating Agency fees or other costs related to such release), shall be paid in full on or prior to the Release Date;

(D) Borrower shall deliver to Lender on or prior to the Release Date:

(1) a pledge and security agreement, in form and substance satisfactory to a prudent lender and satisfying any requirements binding upon any applicable REMIC Trust, creating a first priority security interest in favor of Lender in the Defeasance Collateral, as defined herein (the "DEFEASANCE SECURITY AGREEMENT"), which shall provide, among other things, that any excess amounts received by Lender from the Defeasance Collateral over the amounts payable by Borrower on a given Scheduled Payment Date, which excess amounts are not required to cover all or any portion of amounts payable on a future Scheduled Payment Date, shall be refunded to Borrower promptly after each such Scheduled Payment Date;

(2) direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent the applicable Rating Agencies rating the Securities have confirmed in writing will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Securities, that provide for payments prior and as close as possible to (but in no event later than) all successive Scheduled Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under this Agreement and the Note (including all amounts due on the Maturity Date) for the balance of the term hereof (the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender in its sole discretion (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

(3) a certificate of Borrower certifying that all of the requirements set forth in this Section 2.6(b)(i) have been satisfied;

(4) one or more opinions of counsel for Borrower in form and substance and delivered by counsel which would be satisfactory to a prudent lender and satisfying any requirements binding upon any applicable REMIC Trust stating, among other things, that (i) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower's estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (iii) the release of the lien of the Security Instrument and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940;

(5) a certificate in form and scope acceptable to Lender in its sole discretion from an Acceptable Accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under the Note (including the scheduled outstanding principal balance of the Loan due on the Maturity Date); and

(6) such other certificates, documents and instruments as Lender may in its sole discretion require; and

(E) in the event the Loan or any part thereof is held by a REMIC Trust, Lender has received a Ratings Confirmation in connection with the substitution of the Defeasance Collateral.

(ii) Upon compliance with the requirements of Section 2.6(b)(i), the Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Note and all other obligations under the Loan Documents. Lender will, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument and the other Loan Documents from the Property.

(iii) Upon the release of the Property in accordance with this Section 2.6(b), Borrower shall (at Lender's sole and absolute discretion) assign all its obligations and rights under the Note, together with the pledged Defeasance Collateral, to a successor entity designated and approved by Lender in its sole and absolute discretion ("SUCCESSOR

BORROWER"). Successor Borrower shall execute an assignment and assumption agreement in form and substance satisfactory to Lender in its sole and absolute discretion pursuant to which it shall assume Borrower's obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel in form and substance and delivered by counsel which would be satisfactory to a prudent Lender stating, among other things, that such assignment and assumption agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may require, and (B) pay all fees, costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the Ratings Confirmation referred to in subsection 2.6(b)(i)(E) above). Upon such assignment and assumption, Borrower shall be relieved of its obligations hereunder, under the Note, under the other Loan Documents and under the Defeasance Security Agreement, except as expressly set forth in the assignment and assumption agreement.

(c) Involuntary Prepayment During the Lockout Period. If, prior to the expiration of the Lockout Period and if an Event of Default has occurred and is continuing, Borrower tenders payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Lender after such Event of Default, such tender or recovery shall be deemed a prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.6(a) hereof, and Borrower shall pay, in addition to the Debt, (i) an amount equal to the greater of (a) 1% of the outstanding principal amount of the Loan and (b) the positive difference, if any, between (x) the present value on the date of such acceleration of all future installments which Borrower would otherwise be required to pay under the Note during the original term hereof absent such acceleration, including the outstanding principal amount of the Loan which might otherwise be due upon the scheduled Maturity Date absent such acceleration, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis" pursuant to the standards and practices of the Securities Industry Association), on the date of such acceleration, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such acceleration, and (y) the outstanding principal amount of the Loan on the date of such acceleration.

(d) Insurance and Condemnation Proceeds; Changes in Taxes; Excess Interest. Notwithstanding any other provision herein to the contrary, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Condemnation Proceeds pursuant to the terms of the Loan Documents, provided that, at the time of the related Casualty or Condemnation no Event of Default was continuing, (ii) any prepayment of the Debt following Lender's declaring the Debt immediately due and payable pursuant to Section 16.4 hereof, or (ii) the application of any interest in excess of the Maximum Legal Rate to the reduction of the Loan.

(e) After the Lockout Period. Commencing on the day after the expiration of the Lockout Period, and upon giving Lender at least thirty (30) days (but not more than sixty (60) days) prior written notice, Borrower may voluntarily prepay (without premium) the Note in whole (but not in part) on a Scheduled Payment Date. Lender shall accept a prepayment pursuant to this Section 2.6(e) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of the Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on the Note if such prepayment occurred on the next Scheduled Payment Date.

Section 2.7 PAYMENTS AFTER DEFAULT

Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, (a) shall accrue at the Default Rate, and (b) Lender shall be entitled to receive and Borrower shall pay to Lender all cash flow from the Property, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the date such payment was due or other obligation was to be performed without regard to any grace or cure periods until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

Section 2.8 _____ SAVINGS

This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the Closing Date that:

Section 3.1 ORGANIZATION

Borrower (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own the Property and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction in which the Property is located and each other jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property, and (d) has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower represents and warrant that the chart attached hereto as Exhibit A sets forth an accurate listing of the direct and indirect owners of the equity interests in Borrower.

Section 3.2 STATUS OF BORROWER

Borrower's exact legal name is correctly set forth on the first page of this Agreement. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is incorporated in or organized under the laws of the state of Delaware. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement. Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is 2239375. Borrower's United States taxpayer identification number is 13-3582577.

Section 3.3 VALIDITY OF DOCUMENTS

Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3.4 NO CONFLICTS

The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

Section 3.5 LITIGATION

There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, Guarantor, Manager or the Property, which actions, suits or proceedings, if determined against Borrower, Guarantor or the Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or Guarantor or the condition or ownership of the Property.

Section 3.6 AGREEMENTS

Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

Section 3.7 SOLVENCY

Borrower has (a) not entered into the transaction evidenced by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower, Guarantor, any SPE Component Entity or Affiliated Manager in the last seven (7) years, and neither Borrower nor Guarantor, any SPE Component Entity or Affiliated Manager in the last seven (7) years has taken advantage of any Creditors Rights Laws. Neither Borrower nor Guarantor, any SPE Component Entity or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or Guarantor, any SPE Component Entity or Affiliated Manager.

Section 3.8 FULL AND ACCURATE DISCLOSURE

No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents or in any other material, information, financial data, document or certificate delivered by or on behalf of Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can reasonably foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

Section 3.9 NO PLAN ASSETS

Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

Section 3.10 NOT A FOREIGN PERSON

Neither Borrower nor Guarantor is a "foreign person" within the meaning of
Section 1445(f)(3) of the Internal Revenue Code.

Section 3.11 ENFORCEABILITY

The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 3.12 BUSINESS PURPOSES

The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 3.13 COMPLIANCE

Borrower and the Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes. To Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

Section 3.14 FINANCIAL INFORMATION

All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, Guarantor and/or the Property (a) are true, complete and correct in all material respects,
(b) accurately represent the financial condition of Borrower, Guarantor or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Guarantor from that set forth in said financial statements.

Section 3.15 Title

Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower's ability to repay the Loan. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personality (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

Section 3.16 Condemnation

No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 3.17 UTILITIES AND PUBLIC ACCESS; PARKING

The Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. The Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

Section 3.18 SEPARATE LOTS

The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 3.19 ASSESSMENTS

To Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

Section 3.20 INSURANCE

Borrower has obtained and has delivered to Lender certified copies of all Policies or, to the extent such Policies are not available as of the Closing Date, certificates of insurance with respect to all such Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and to Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

Section 3.21 USE OF PROPERTY

The Property is used exclusively for retail purposes and other appurtenant and related uses.

Section 3.22 CERTIFICATE OF OCCUPANCY; LICENSES

All certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of the Property for the purpose intended herein. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

Section 3.23 FLOOD ZONE

None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed in Section 7.1(a)(i) hereof.

Section 3.24 PHYSICAL CONDITION

Except as set forth in the Property Condition Report, (a) the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; and (b) there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 3.25 BOUNDARIES

None of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Property.

Section 3.26 LEASES AND RENT ROLL

Borrower has delivered to Lender a true, correct and complete Rent Roll for the Property which includes all Leases affecting the Property Except as expressly set forth in the Rent Roll and tenant estoppel certificates delivered to Lender on or prior to the Closing Date: (a) each Lease is in full force and effect; (b) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises; (c) the Tenants under the Leases have commenced the payment of rent under the Leases, there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to any Tenant under any Lease; (d) all Rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (e) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) no Tenant has made any written claim of a material default against the landlord under any Lease which remains outstanding nor has Borrower or Manager received, by telephonic, in-person, e-mail or other communication, any notice of a material default under any Lease; (g) to Borrower's knowledge there is no present material default by the Tenant under any Lease; (h) all security deposits under the Leases have been collected by Borrower and are held in the amount stated in the related Lease;
(i) Borrower is the sole owner of the entire landlord's interest in each Lease;
(j) each Lease is the valid, binding and enforceable obligation of Borrower and the applicable Tenant thereunder and there are no agreements with the Tenants under the Leases other than as expressly set forth in the Leases; (k) no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of a Lease; (1) none of the Leases contains any option or offer to purchase or right of first refusal to purchase the Property or any part thereof; (m) neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein; (n) no conditions exist which now give any Tenant or party the right to "go dark" pursuant to the provisions of its Lease or any reciprocal easement agreement and
(o) none of the Leases conflict in any manner with the terms of any reciprocal easement agreements or other agreements to which the Property is bound.

Section 3.27 FILING AND RECORDING TAXES

All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid.

Section 3.28 INTENTIONALLY OMITTED

Section 3.29 ILLEGAL ACTIVITY

No portion of the Property has been or will be purchased, improved, equipped or fixtured with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

Section 3.30 CONSTRUCTION EXPENSES

All costs and expenses of any and all labor, materials, supplies and equipment used in the construction, maintenance or repair of the Improvements have been paid in full. To Borrower's knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

Section 3.31 PERSONAL PROPERTY

Borrower has paid in full for, and is the owner of, all Personal Property (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.

Section 3.32 TAXES

Borrower and Guarantor have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities. Neither Borrower nor Guarantor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 3.33 FEDERAL RESERVE REGULATIONS

No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

Section 3.34 INVESTMENT COMPANY ACT

Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 3.35 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE

All information submitted by Borrower or its agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 3.36 INTELLECTUAL PROPERTY

All trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing and, to the extent of Borrower's actual knowledge, uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

Section 3.37 COMPLIANCE WITH ANTI-TERRORISM LAWS

None of Borrower, Guarantor or any Person who owns a direct or indirect equity interest in Borrower or Guarantor currently is identified by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") or otherwise qualifies as a Embargoed Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns a direct or indirect equity interest in Borrower or Guarantor is an Embargoed Person or is Controlled by an Embargoed Person. None of Borrower, Guarantor or any Person who owns a direct or indirect equity interest in Borrower or Guarantor is in violation of any applicable law relating to anti-money laundering or anti-terrorism, including, without limitation, those related to transacting business with Embargoed Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations (collectively, as the same may be amended from time to time, the "PATRIOT ACT"). To the best of Borrower's knowledge, no Tenant at the Property is currently identified by OFAC or otherwise qualifies as an Embargoed Person, or is owned or Controlled by an Embargoed Person. Borrower has determined that Manager has implemented procedures approved by Borrower to ensure that no Tenant at the Property is currently identified by OFAC or otherwise qualifies as an Embargoed Person, or is owned or Controlled by an Embargoed Person.

Section 3.38 BROKERS AND FINANCIAL ADVISORS

Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.

Section 3.39 SURVIVAL

Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 3 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                         ARTICLE 4 - BORROWER COVENANTS

From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

Section 4.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS

(a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower shall at all times maintain, preserve and protect all franchises and trade names used in connection with the operation of the Property.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, any Legal Requirement affecting the Property, provided that (i) no Default or Event of Default has occurred and is continuing;
(ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iii) neither the Property, any part thereof or interest therein, any of the Tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirement shall not impose civil or criminal liability on Borrower or Lender; (v) Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Legal Requirement; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or, other than in accordance with the provisions of Section 4.21, materially altered (except for normal replacement of the Personal Property), without the prior written consent of Lender. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

Section 4.2

MAINTENANCE AND USE OF PROPERTY

Section 4.3 WASTE

Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 4.4 TAXES AND OTHER CHARGES

(a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 8.6 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 8.6 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

Section 4.5 LITIGATION

Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or the Property.

Section 4.6 ACCESS TO PROPERTY

Subject to the rights of Tenants under Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

Section 4.7 NOTICE OF DEFAULT

Borrower shall promptly advise Lender of any material adverse change in the condition (financial or otherwise) of Borrower, any Guarantor or the Property or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

Section 4.8 COOPERATE IN LEGAL PROCEEDINGS

Borrower shall at Borrower's expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 4.9 PERFORMANCE BY BORROWER

Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto. Borrower agrees not to enter into, terminate or modify any reciprocal easement agreement affecting the Property without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 4.10 AWARDS; INSURANCE PROCEEDS

Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.

Section 4.11 FINANCIAL REPORTING.

(a) Borrower shall keep adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish to Lender:

(i) quarterly and annual (and prior to a Securitization, if requested by Lender, monthly) certified Rent Rolls signed and dated by Borrower, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable;

(ii) quarterly and annual (and prior to a Securitization, if requested by Lender, monthly) operating statements of the Property, prepared and certified by Borrower in the form required by Lender (or if requested by Lender after an Event of Default, an audited annual operating statement prepared by an independent certified public accounting firm acceptable to Lender), detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for the period of calculation and containing appropriate year-to-date information, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable;

(iii) annual balance sheets, profit and loss statements, and statements of cash flows of Borrower in the form required by Lender, prepared and certified by Borrower (or if requested by Lender after an Event of Default, annual audited financial statements prepared by an independent certified public accounting firm acceptable to Lender), within ninety (90) days after the close of each fiscal year of Borrower; and

(iv) in the event Guarantor fails to file an annual AKR form 10K with the SEC through EDGAR, annual balance sheets, profit and loss statements, and statements of cash flows of Guarantor in the form required by Lender, prepared and certified by Guarantor (or if requested by Lender after an Event of Default, annual audited financial statements prepared by an independent certified public accounting firm acceptable to Lender), within ninety (90) days after the close of each fiscal year of Guarantor.

(b) Borrower shall furnish Lender with such other additional financial, management or other information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

(c) All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by the general partner, managing member or chief executive officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).

Section 4.12 ESTOPPEL STATEMENT

(a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth
(i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Promptly upon notice from Lender, Borrower shall request and thereafter use its best efforts to promptly deliver to Lender duly executed estoppel certificates from any one or more Tenants as specified by Lender in form and substance reasonably satisfactory to Lender.

Section 4.13 LEASING MATTERS

(a) Borrower may enter into a proposed Lease (including the renewal, extension or modification of an existing Lease) without the prior written consent of Lender, provided such proposed Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the Tenant) as of the date such Lease is executed by Borrower (unless, in the case of a renewal, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arm's-length transaction with a bona fide, independent third party Tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Security Instrument and requires the Tenant thereunder to attorn to Lender, (v) does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the Property, (vi) has no rent, credits, free rents or concessions granted thereunder other than rent credits, free rents or concessions that are comparable to existing local market rates and terms (taking into account the type and quality of the Tenant) and which do not affect the cash flow of the Property in a material adverse way, (vii) obligates the Tenant to operate its intended business at the leased premises at all times during the Lease term,
(viii) is written on the standard form of lease approved by Lender and (ix) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower's certification that it has satisfied all of the conditions of this subsection.

(b) Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the landlord's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

(c) Borrower may, without the prior written consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce Rents under, accept a surrender of space under, permit the Tenant to cease operating its business at the leased premises, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space, ceasing of operations or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of Section 4.13(a) hereof and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a Tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender, ceasing of operations or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender (not to be unreasonably withheld or delayed) and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with Borrower's certification that it has satisfied all of the conditions of this subsection.

(d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Major Lease.

Section 4.14 PROPERTY MANAGEMENT

(a) Borrower represents and warrants that it self-manages the Property, and no agent, affiliated or unaffiliated with Borrower, receives a fee or other compensation for managing the Property. Borrower shall not engage a property manager without Lender's prior written consent. In the event that Lender determines that the Property is not being managed in accordance with generally accepted management practices for properties similar to the Property, Lender shall deliver written notice thereof to Borrower, which notice shall specify with particularity the grounds for Lender's determination. If Lender determines that the conditions specified in Lender's notice are not remedied to Lender's satisfaction by Borrower within thirty (30) days from receipt of such notice or that Borrower has failed to diligently undertake correcting such conditions within such thirty (30) day period, or if an Event of Default has occurred and is continuing, (i) Borrower shall, at Lender's direction, engage a professional third party property manager acceptable to Lender and enter into a property management agreement acceptable to Lender with such management company (the "MANAGEMENT AGREEMENT"), (ii) Borrower and such third party manager shall execute an agreement acceptable to Lender conditionally assigning Borrower's interest in such management agreement to Lender and subordinating manager's right to receive fees and expenses under such agreement while the Debt remains outstanding, and (iii) Borrower shall comply with subsections (b)-(e) below.

(b) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is or becomes aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that the Manager is terminating the Management Agreement or that the Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.

(c) If at any time, (i) the Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing;
(iii) a default has occurred and is continuing under the Management Agreement; or (iv) the Debt Service Coverage Ratio for the preceding 3 month period ending with the most recently completed calendar quarter is less than 1.15 to 1.0, Borrower shall, at the request of Lender, terminate the Management Agreement and replace Manager with a manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

(d) Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the

Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(e) In addition to the foregoing, in the event that Lender reasonably determines that the Property is not being managed in accordance with generally accepted management practices for properties of similar type and class that are in the same vicinity as the Property, Lender shall deliver written notice thereof to Borrower, which notice shall specify with particularity the grounds for Lender's determination. If Lender reasonably determines that the conditions specified in Lender's notice are not remedied to Lender's satisfaction by Borrower within thirty (30) days from receipt of such notice or that Borrower has failed to diligently undertake correcting such conditions within such thirty (30) day period, Borrower shall, at Lender's direction, terminate the Management Agreement and enter into a new property management agreement acceptable to Lender with a manager acceptable to Lender.

Section 4.15 LIENS

Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.

Section 4.16 DEBT CANCELLATION

Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person (except for Tenants and only in accordance with Section 4.13 hereof), except for adequate consideration and in the ordinary course of Borrower's business.

Section 4.17 ZONING

Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

Section 4.18 ERISA

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

(C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

Section 4.19 NO JOINT ASSESSMENT

Borrower shall not suffer, permit or initiate the joint assessment of (a) the Property with any other real property constituting a tax lot separate from the Property, or (b) that portion of the Property which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

Section 4.20 PATRIOT ACT

Neither Borrower nor Guarantor shall (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the list maintained by OFAC and accessible through the OFAC website) that prohibits or limits any lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower and Guarantor, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by any lender at any time to enable any lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, the Patriot Act. In addition, Borrower hereby agrees to provide to Lender any additional information that Lender deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

Section 4.21 ALTERATIONS

Lender's prior approval shall be required in connection with any alterations to any Improvements, exclusive of alterations to tenant spaces required under any Lease, (a) that may have a material adverse effect on the Property, (b) that are structural in nature or (c) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United, States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to the Lender and the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

Section 4.22 PARKING RE-STRIPING.

Borrower shall cause the recently paved parking areas at the Property to be restriped such that, at a minimum, the lawfully required number of parking spaces exists at the Property, such restriping to be completed and performed to the satisfaction of Lender and as necessary to bring the Property into compliance with all applicable laws, ordinances, rules and regulations on or before sixty (60) days from the date hereof, as such time period may be extended by Lender in its sole discretion.

Section 4.23 UTILITY EASEMENT.

Borrower hereby represents and warrants that if that certain Utility Easement from Diamond Hill Self Storage, LLC dated on or about August 20, 2003 and recorded August 21, 2003 at in Book 1300 at Page 42 (the "UTILITY EASEMENT") for the purpose of operating, maintaining, repairing or replacing a drain line, overhead and underground electric and telephone lines is ever terminated, there are sufficient alternative means of obtaining such utilities for the Property and Borrower hereby covenants and agrees that upon any termination or impairment of the Utility Easement, Borrower shall immediately and diligently take any and all necessary steps to obtain such alternative service on both a temporary and permanent basis.

                          ARTICLE 5 - ENTITY COVENANTS

Section 5.1 SINGLE PURPOSE ENTITY/SEPARATENESS

Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:

(a) Borrower has not and will not:

(i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

(ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

(iii) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions 'of its organizational documents;

(v) own any subsidiary, or make any investment in, any Person;

(vi) commingle its assets with the assets of any other Person;

(vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (I) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty
(60) days past the date incurred and paid on or prior to such date, and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Note;

(viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that Borrower is a separate legal entity and that it maintains separate books and records;

(ix) enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xii) make any loans or advances to any Person;

(xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that there are sufficient funds from the operation of the Property to do so;

(xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the managers of each SPE Component Entity (if any), including, without limitation, each Independent Director (A) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (B) seek or consent to the appointment of a receiver, liquidator or any similar official, (C) take any action that might cause such entity to become insolvent, or (D) make an assignment for the benefit of creditors;

(xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

(xviii) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds, provided that there are sufficient funds from the operation of the Property to do so;

(xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

(xx) violate or cause to be violated the assumptions made with respect to Borrower and SPE Component Entity in the Insolvency Opinion or in any revised "non-consolidation" opinion delivered to Lender subsequent to the closing of the Loan in accordance with the terms of this Agreement; or

(xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations.

(b) If Borrower is a partnership or limited liability company, each general partner in the case of a general partnership, at least one general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an "SPE COMPONENT ENTITY") of Borrower, as applicable, shall be a corporation whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a)(i) - (vi) and (viii)
- (xx), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provisions of this

Section 5.1 and Section 5.4 hereof. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation are substantially similar to those of such SPE Component Entity and if an Insolvency Opinion was required to be delivered in connection with the closing of the Loan, deliver a new substantive non-consolidation opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company, so long as Borrower maintains such formation status and complies with the requirements set forth in subsection (c) below, no SPE Component Entity shall be required.

(c) In the event Borrower is a single member limited liability company, it shall be organized under the laws of the State of Delaware, and the limited liability company agreement of Borrower (the "LLC AGREEMENT") shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower ("Member") to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower, in either case in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower ("SPECIAL MEMBER") shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to
Section 18-301 of the Delaware Limited Liability Company Act (the "Act"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower,
(iv) Special Member, in its capacity as Special Member, may not bind Borrower and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

Section 5.2 CHANGE OF NAME, IDENTITY OR STRUCTURE

Borrower shall not change or permit to be changed (a) Borrower's name, (b) Borrower's identity (including its trade name or names), (c) Borrower's principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower, each SPE Component Entity (if any), or Guarantor, (e) Borrower's state of organization, or (f) Borrower's organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE Component Entity (if any) if such change would adversely impact the covenants set forth in Section 5.1 and
Section 5.4 hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of such organizational identification number.

Section 5.3 BUSINESS AND OPERATIONS

Borrower will qualify to do business and will remain in good standing under the laws of the state in which the Property is located.

Section 5.4 INDEPENDENT DIRECTOR

(j) The organizational documents of each SPE Component Entity (if any) shall provide that at all times there shall be, and Borrower shall cause there to be, at least one duly appointed member of the board of directors (each an "INDEPENDENT DIRECTOR") of such SPE Component Entity reasonably satisfactory to Lender each of whom are not at the time of such individual's initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a director of such SPE Component Entity, either (i) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a Special Member in the case of single member Delaware limited liability company), employee, attorney or counsel of, Borrower, such SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates; (ii) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or such SPE Component Entity or any Affiliate of any of them; (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or
(iv) a member of the immediate family of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer.

The organizational documents of each SPE Component Entity (if any) shall provide that the board of directors of such SPE Component Entity shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires an unanimous vote of the board of directors of such SPE Component Entity of Borrower unless at the time of such action there shall be at least one member of the board of directors who is an Independent Director. Such SPE Component Entity will not, without the unanimous written consent of its board of directors, including the Independent Director[s], on behalf of itself or Borrower, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Creditors Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

                       ARTICLE 6 - NO SALE OR ENCUMBRANCE

Section 6.1 TRANSFER DEFINITIONS

For purposes of this Article 6, an "AFFILIATED MANAGER" shall mean any property manager in which Borrower, Guarantor, any SPE Component Entity or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; "CONTROL" shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; "RESTRICTED PARTY" shall mean Borrower, Guarantor, any SPE Component Entity, any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, any SPE Component Entity, any Affiliated Manager or any non-member manager; and a "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) a legal or beneficial interest.

Section 6.2 NO SALE/ENCUMBRANCE

(a) Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a "PROHIBITED TRANSFER"), other than pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 4.13, without the prior written consent of Lender.

(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of any partnership interest in the Restricted Party of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of any membership interest in the Restricted Party of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 4.14.

Section 6.3 PERMITTED TRANSFERS

Notwithstanding the provisions of Section 6.2, the following transfers shall not be deemed to be Prohibited Transfers: (a) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party, so long as Borrower delivers notice to Lender as soon as practicable thereafter and that such Restricted Party is promptly reconstituted, if applicable, following the death of such member, partner or shareholder; (b) transfers for estate planning purposes of an individual's interests in any Restricted Party to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, so long as such Restricted Party is reconstituted, if required, following such transfer and there is no change in Control of such Restricted Party as a result of such transfer; (c) transfers, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, (i) no such transfers shall result in a change in Control in the Restricted Party or a change in control of the Property, (ii) following any such transfers Borrower and any SPE Component Entity shall continue to satisfy the requirements of Section 5.1 hereof, and
(iii) as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer; or (d) the sale, transfer or issuance of stock in Acadia Realty Trust provided such stock is listed on the New York Stock Exchange or such other nationally recognized stock exchange. Notwithstanding the foregoing, any transfer that results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party shall comply with the requirements of Section 6.4 hereof.

Section 6.4 LENDER'S RIGHTS

Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon, among other things, modification of the terms of the Loan Documents, payment of transfer fees, Rating Agency fees, receipt of a Ratings Confirmation, and the satisfaction of such other conditions as Lender shall reasonably determine in its discretion to be in the interest of Lender. All reasonable expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender's consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. Notwithstanding anything to the contrary contained in this Section 6.4, in the event an Insolvency Opinion was delivered to Lender and the Rating Agencies in connection with the closing of the Loan, and if any Sale or Pledge permitted under this Article 6 results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in a Restricted Party, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender's consent contained herein, deliver a revised substantive non-consolidation opinion to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

Section 6.5 ASSUMPTION

Notwithstanding the foregoing provisions of this Article 6, following the date which is one (1) year from the Closing Date, provided such date is not within sixty (60) days of a Securitization of the Loan, Lender shall not unreasonably withhold consent to a transfer of the Property in its entirety to, and the related assumption of the Loan by, any Person (a "TRANSFEREE") provided that each of the following terms and conditions are satisfied:

(a) no Default or Event of Default has occurred and is continuing;

(b) Borrower shall have delivered written notice to Lender of the terms of such prospective transfer not less than thirty (30) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee's and its principals' relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

(c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to one half of one percent (0.5%) of the then outstanding principal balance of the Note, and
(ii) all out-of-pocket costs and expenses, including reasonable attorneys' fees and Rating Agency fees, incurred by Lender in connection with the transfer;

(d) (i) Transferee shall have assumed and agreed to pay the Debt as and when due and shall have assumed all other obligations of Borrower under the Loan Documents subject to the provisions of Article 14 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall have executed, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and (ii) if required by Lender, a Person affiliated with Transferee and acceptable to Lender shall have assumed the obligations of Guarantor under the Loan Documents;

(e) Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

(f) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple to the Property is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

(g) Transferee shall have furnished to Lender all appropriate documents evidencing Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which documents shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 5 hereof;

(h) Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 4.14 hereof and assign to Lender as additional security such new management agreement;

(i) Transferee shall furnish opinions of counsel satisfactory to Lender and its counsel (A) that Transferee's formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Security Instrument, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling shareholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;

(j) if required by Lender, Lender shall have received a Ratings Confirmation in connection with the transfer;

(k) Borrower's obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 6.5; and

(1) in the event an Insolvency Opinion was required in connection with the closing of the Loan, Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this
Section 6.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent Sale or Pledge of the Property. Upon the transfer of the Property pursuant to this Section 6.5, Borrower and Guarantor shall be relieved of all liability under the Loan Documents for acts, events, conditions, or circumstances occurring or arising after the date of such transfer, except to the extent that such acts, events, conditions, or circumstances are the proximate result of acts, events, conditions, or circumstances that existed prior to the date of such transfer, whether or not discovered prior or subsequent to the date of such transfer. All expenses incurred by Lender pursuant to this Section 6.5 shall be payable by Borrower whether or not the transfer contemplated hereunder actually occurs.

           ARTICLE 7 - INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 7.1 INSURANCE

(a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the Personal Property, (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a replacement cost endorsement and agreed amount endorsement, with a waiver of depreciation; (B) written on a replacement cost basis and containing either an agreed amount endorsement with respect to the Improvements and Personal Property or a waiver of all co-insurance provisions; (C) providing for no deductible in excess of $25,000 or such other amount approved by Lender for all such insurance coverage; (D) at all times insuring against at least those hazards that are commonly insured against under a "special causes of loss" form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk policy required under this subsection (i);

(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, with such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4) contractual liability;

(iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until completion of Restoration or the expiration of twelve (12) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and
(D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding period of coverage as required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder's Risk Completed Value form (1) on a non-reporting basis, (2) against "special causes of loss" insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) umbrella and excess liability insurance in an amount not less than $2,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

(viii) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards (including, but not limited to, earthquake, sinkhole, mine subsidence, windstorm, mold, spores or fungus) which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

The insurance required under this Section 7.1(a) above shall cover perils of terrorism, acts of terrorism (including bio-terrorism) or similar acts of sabotage and Borrower shall maintain insurance for losses resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under this Section 7.1(a) above at all times during the term of the Loan.

(b) All insurance provided for in Section 7.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State in which the Property is located and having a claims paying ability/financial strength rating of "A" (or its equivalent) or better by at least two (2) Rating Agencies (one of which shall be S&P if they are rating the Securities and one of which shall be Moody's if they are rating the securities), or if only one Rating Agency is rating the Securities, then only such Rating Agency, or such other rating acceptable to Lender. The Policies described in Section 7.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver to Lender prior to the Closing Date a certificate of insurance evidencing the coverages and amounts required hereunder and, upon request of Lender as soon as available after the Closing Date, certified copies of all Policies. Not less than ten (10) days prior to the expiration dates of any insurance coverage in place with respect to Borrower and/or the Property, Borrower shall deliver to Lender a certificate, accompanied by evidence satisfactory to Lender of payment of the premiums due in connection therewith (the "INSURANCE PREMIUMS"), and, as soon as available thereafter, certified copies of all renewal Policies.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 7.1(a).

(d) All Policies provided for or contemplated by Section 7.1(a), except for the Policy referenced in Section 7.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

All Policies provided for in Section 7.1(a) shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled by the insurer without at least thirty
(30) days' prior written notice to Lender and any other party named therein as an additional insured;

(iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(e) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instrument and shall bear interest at the Default Rate.

Section 7.2 CASUALTY

If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration of the Property in accordance with Section 7.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender (which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the net proceeds or the costs of completing the Restoration are equal to or greater than $500,000 and Borrower shall deliver to Lender all instruments required by Lender to permit such participation; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

Section 7.3 CONDEMNATION

Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 7.4, whether or not Lender makes any Net Proceeds available pursuant to Section 7.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 7.4 RESTORATION

The following provisions shall apply in connection with the Restoration of the
Property:

(a) If the Net Proceeds shall be less than $1,500,000.00 and the costs of completing the Restoration shall be less than $1,500,000.00, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that (i) no Event of Default has occurred and is continuing, and

(ii) Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than $1,500,000.00 or the costs of completing the Restoration are equal to or greater than $1,500,000.00, Lender shall make the Net Proceeds available for the Restoration subject to the conditions of and in accordance with the provisions of this Section 7.4. The term "NET PROCEEDS" for purposes of this Section 7.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 7.1(a)(i), (iv) and (vi) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("CONDEMNATION PROCEEDS"), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

     (A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of a Casualty and the amount of damage does not exceed thirty percent (30%) of the Property's fair market value immediately prior to the occurrence of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and less than fifteen percent (15%) of the total floor area of the Improvements is taken and the taking does not exceed fifteen percent (15%) of the Property's fair market value immediately prior to the occurrence of such taking;

(C) Leases demising in the aggregate a percentage amount equal to or greater than sixty-six percent (66%) of the total rentable space in at the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower furnishes to Lender evidence satisfactory to Lender that all tenants under Major Leases shall continue to operate their respective space at the Property after the completion of the Restoration

(D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 7.1(a)(iii) above;

(F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date,
(2) the earliest date required for such completion under the terms of any Leases or material agreements affecting the Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 7.1(a)(iii);

(G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements;

(H) Lender shall be satisfied that the Debt Service Coverage Ratio for the Property, after giving effect to the Restoration, shall be equal to or greater than 1.15 to 1.0;

(I) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(J) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements;

(K) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

(L) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable judgment to cover the cost of the Restoration.

(ii) The Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this Section 7.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 7.4(b), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy. Notwithstanding the foregoing, Insurance Proceeds from the Policies required to be maintained by Borrower pursuant to
Section 7.1(a)(iii) shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 7.4 and shall be used solely for the payment of the obligations under the Loan Documents and Operating Expenses.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "RESTORATION CONSULTANT"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $100,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term "RESTORATION RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this
Section 7.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this
Section 7.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 7.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate.

(d) In the event of foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

                            ARTICLE 8 - RESERVE FUNDS

Section 8.1 REQUIRED REPAIRS

(a) Borrower shall make the repairs and improvements to the Property set forth on Exhibit D attached hereto and made a part hereof (such repairs hereinafter referred to as

"REQUIRED REPAIRS"). Borrower shall complete the Required Repairs in a good and workmanlike manner on or before the date that is three (3) months from the date hereof or within such other time frame for completion specifically set forth on Exhibit D.

(b) Borrower shall deposit with Lender on the date hereof the amount set forth in Exhibit C attached hereto and made a part hereof, which amount equals 125% of the estimated cost for the completion of the Required Repairs. Amounts so deposited shall hereinafter be referred to as the "REQUIRED REPAIR FUNDS" and the account in which such amounts are held shall hereinafter be referred to as the "REQUIRED REPAIR ACCOUNT".

Section 8.2 REPLACEMENTS

(a) On an ongoing basis throughout the term of the Loan, Borrower shall make capital repairs, replacements and improvements necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property (collectively, the "REPLACEMENTS"). Borrower shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.

(b) Borrower shall deposit with Lender on the date hereof the initial amount (the "REPLACEMENT RESERVE INITIAL DEPOSIT") set forth on Exhibit C and on each Scheduled Payment Date the monthly amount (the "REPLACEMENT RESERVE MONTHLY DEPOSIT") set forth on Exhibit C. Amounts so deposited shall hereinafter be referred to as "REPLACEMENT RESERVE FUNDS" and the account in which such amounts are held shall hereinafter be referred to as the "REPLACEMENT RESERVE ACCOUNT". Lender may, in its reasonable discretion, adjust the Replacement Reserve Monthly Deposit from time to time to an amount sufficient to maintain the proper maintenance and operation of the Property.

Section 8.3 INTENTIONALLY OMITTED.

Section 8.4 REQUIRED WORK

(a) Borrower shall diligently pursue all Required Repairs and Replacements (collectively, the "REQUIRED WORK") to completion in accordance with the following requirements:

(b) Lender reserves the right, at its option, to approve all contracts or work orders for more than $50,000 with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

(c) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work and to apply the Required Repair Funds or the Replacement Reserve Funds, as applicable, toward the labor and materials necessary to complete such Required Work, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

(d) In order to facilitate Lender's completion of the Required Work, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instrument. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower upon Borrower's failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Work; (ii) to make such additions, changes and corrections to the Required Work as shall be necessary or desirable to complete the Required Work;
(iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do on its own behalf to fulfill the terms of this Agreement.

(e) Nothing in this Section 8.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Work.

(f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section 8.4 to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at the Property, and to complete any Required Work made pursuant to this Section 8.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender's representatives or such other persons described above in connection with inspections described in this Section 8.4 or the completion of Required Work pursuant to this Section 8.4.

(g) Lender may, to the extent any Required Work would reasonably require an inspection of the Property, inspect the Property at Borrower's expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which reimbursement is sought. Borrower shall pay Lender a reasonable inspection fee not exceeding $1,000 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Reserve Funds.

(h) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other Liens (except for Permitted Encumbrances).

(i) Before each disbursement of the Reserve Funds, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's or other Liens of any nature have been placed against the Property since the date of recordation of the Security Instrument and that title to the Property is free and clear of all Liens (except for Permitted Encumbrances).

(j) All Required Work shall comply with all Legal Requirements and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

Section 8.5 RELEASE OF RESERVE FUNDS

(a) Upon written request from Borrower and satisfaction of the requirements set forth in this Section 8.5(a), Lender shall disburse to Borrower amounts from (i) the Required Repair Account to the extent necessary to pay for or to reimburse Borrower for the actual costs of each Required Repair (but not exceeding 125% of the original estimated cost of such Required Repair as set forth on Exhibit C, unless otherwise agreed by Lender) or (ii) the Replacement Reserve Account to the extent necessary to reimburse Borrower for the actual costs of any approved Replacements. Notwithstanding the preceding sentence, in no event shall Lender be required to (x) disburse any amounts which would cause the amount of funds remaining in the Required Repair Account after any disbursement (other than with respect to the final disbursement) to be less than 125% of the then current estimated cost of completing all remaining Required Repairs for the Property,
(y) disburse funds from any of the Reserve Accounts if an Event of Default has occurred and is continuing, or (z) disburse funds from the Replacement Reserve Account to reimburse Borrower for the costs of routine repairs or maintenance to the Property or for costs which are to be reimbursed from funds held in the Required Repair Account.

(b) With each request for disbursement, Borrower shall certify in writing to Lender that all Required Work has been performed in accordance with all Legal Requirements and that all such Required Work has been completed lien free and paid for in full or will be paid for in full upon disbursement of the requested funds. In addition, each request for disbursement shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided, (ii) specify (A) the Required Work for which the disbursement is requested, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, and (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made, (iii) for requests for disbursement in excess of $25,000, if requested by Lender, conditional lien waivers from each contractor, supplier, materialman, mechanic or subcontractor with respect to the completion of its work or delivery of its materials. Except as provided in Section 8.5(d), each request for disbursement shall be made only after completion of the Required Repair or Replacement (or the portion thereof completed in accordance with Section 8.5(d)), as applicable, for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance.

(c) Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request.

(d) If (i) the cost of any item of Required Work exceeds $50,000, (ii) the contractor performing such Required Work requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for disbursement from the Reserve Accounts may be made after completion of a portion of the work under such contract, provided
(A) such contract requires payment upon completion of such portion of work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, and (D) in the case of a Replacement, funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required.

(e) Borrower shall not make a request for, nor shall Lender have any obligation to make, any disbursement from any Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of (i) $10,000 or (ii) the total cost of the Required Work for which the disbursement is requested.

(f) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

(g) Upon the timely completion of all Required Repairs in accordance with the requirements of this Agreement, as verified by Lender in its reasonable discretion, all amounts remaining on deposit, if any, in the Required Repair Account shall be returned to Borrower and no other party shall have any right or claim thereto.

(h) Upon payment in full of the Debt, or upon a release of the lien of the Security Instrument in connection with a Defeasance Event, all amounts remaining on deposit, if any, in the Reserve Accounts shall be returned to Borrower as being the owner of the Property and no other party shall have any right or claim thereto.

Section 8.6 TAX AND INSURANCE RESERVE FUNDS

Borrower shall deposit with Lender on the date hereof an amount set forth in Exhibit C, which amount, when added to the required monthly deposits set forth in the next sentence, is sufficient to make the payments of Taxes and Insurance Premiums as required herein. Borrower shall deposit with Lender on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (such amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE RESERVE FUNDS" and the account for which such amounts are held hereinafter called the "TAX AND INSURANCE RESERVE ACCOUNT"). Provided no Event of Default has occurred and is continuing, Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 4.4 and Section 7.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 4.4 and Section 7.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. Upon the Debt being paid in full or upon a release of the lien of the Security Instrument in connection with a Defeasance Event, any amount remaining in the Tax and Insurance Reserve Account shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in
(a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

Notwithstanding anything to the contrary set forth in this Section 8.6, Lender shall not require Borrower to pay any initial deposit or any monthly deposits to the Tax and Insurance Reserve Account for Insurance Premiums provided (i) no Event of Default then exists, (ii) Borrower is not in default under this Agreement in any of its obligations to timely pay Insurance Premiums, and (iii) Borrower delivers to Lender either a certificate or certified copy of the renewal policy evidencing the renewal of any expiring insurance policies within the time periods required under this Agreement. Upon the failure of any of the requirements set forth in the preceding sentence to be satisfied as determined by Lender, Lender may, at its sole option exercised in its sole and absolute discretion, require Borrower to commence paying monthly deposits to the Tax and Insurance Reserve on account of Insurance Premiums set forth in this Section 8.6.

Section 8.7 INTENTIONALLY OMITTED.

Section 8.8 INTENTIONALLY OMITTED.

Section 8.9 INITIAL DEBT SERVICE RESERVE

(a) Concurrently with the execution of this Agreement, Borrower shall deposit on the date hereof the initial amount set forth on Exhibit C which shall equal one
(1) regular monthly installment of principal, interest and all required reserves, deposits or impounds, as determined by Lender. Amounts so deposited shall hereinafter be referred to as "INITIAL DEBT SERVICE RESERVE FUNDS" and the account in which such amounts are held shall hereinafter be referred to as the "INITIAL DEBT SERVICE RESERVE ACCOUNT". No monthly deposits into the Debt Service Reserve Account are required.

(b) The Initial Debt Service Reserve Funds shall be applied by Lender, without any notice to Borrower, to pay principal, interest and all required reserves, deposits or impounds due on the first Scheduled Payment Date.

Section 8.10 WOONSOCKET BOWLING- RESERVE

(a) Borrower shall deposit with Lender on the date hereof the initial amount set forth on Exhibit C (the "WOONSOCKET BOWLING RESERVE FUNDS"). The account in which such amounts are held shall hereinafter be referred to as the "WOONSOCKET BOWLING RESERVE ACCOUNT".

(b) Provided that no Event of Default shall have occurred and be continuing, upon the request of Borrower, Lender shall disburse the Woonsocket Bowling Reserve Funds to Borrower upon Lender's receipt of (i) a copy of the permanent certificate of occupancy for the Woonsocket Bowling Space and (ii) a tenant estoppel certificate from Woonsocket Bowling which certifies, among other things
(1) that Woonsocket Bowling is occupying all of the Woonsocket Bowling Space, is open for business and is paying base rent in accordance with the Woonsocket Bowling Lease, (2) that all of the obligations of Borrower under the Woonsocket Bowling Lease which are required to be fulfilled as of the date of the tenant estoppel certificate have been duly performed and completed including, without limitation, any obligations of Borrower to make or to pay or reimburse Woonsocket Bowling for any Tenant Improvements and Leasing Commissions pertaining to the Woonsocket Bowling Space, (3) that the improvements described in the Woonsocket Bowling Lease have been constructed in accordance with the plans and specifications therefor and have been accepted by Woonsocket Bowling,
(4) that Woonsocket Bowling is not then entitled to any concession or rebate of rent or other charges from time to time due and payable under the Woonsocket Bowling Lease (5) that there are no unpaid or unreimbursed construction or other allowances or other offsets due Woonsocket Bowling under the Woonsocket Bowling Lease which are then due and payable, and (6) that there are no defaults by Borrower under the Woonsocket Bowling Lease, and which estoppel certificate is otherwise in form and substance satisfactory to Lender.

Section 8.11 INTENTIONALLY OMITTED.

Section 8.12 RESERVE FUNDS, GENERALLY

(a) No earnings or interest on the Reserve Accounts shall be payable to Borrower. Neither Lender nor any loan servicer that at any time holds or maintains the Reserve Accounts shall have any obligation to keep or maintain such Reserve Accounts or any funds deposited therein in interest-bearing accounts. If Lender or any such loan servicer elects in its sole and absolute discretion to keep or maintain any Reserve Account or any funds deposited therein in an interest-bearing account, (i) such funds shall not be invested except in Permitted Investments, and (ii) except as set forth in Section 8.12(b) hereof, all interest earned or accrued thereon shall be for the account of and be retained by Lender or such loan servicer.

(b) Notwithstanding the foregoing, Borrower may elect to earn interest on the Required Repair Account, Replacement Reserve Account or the Leasing Reserve Account. If Borrower elects to have such Reserve Accounts earn interest, Borrower shall pay Lender the fees (the "SERVICING FEES") set forth on Exhibit E attached hereto for its services in establishing and administering interest bearing accounts for such Reserve Accounts. Lender may modify the Servicing Fees from to time. If Borrower has elected to pay and continues to pay the Servicing Fees, Lender shall pay Borrower interest on such accounts. Lender's obligation to pay interest on such Reserve Accounts will automatically terminate if Borrower fails to pay any of the Servicing Fees within five (5) days after the annual payment date on which the Servicing Fees are due. Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any Reserve Account and Lender shall have no liability in connection therewith. All such interest shall be and become part of the applicable Reserve Account and shall be disbursed in accordance with Section 8.5 hereof; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default. Borrower agrees that it shall include all interest on the applicable Reserve Funds as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be), and shall be the owner of the Reserve Funds for federal and applicable state and local tax purposes.

(c) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 8.12 are intended to give Lender or any subsequent holder of the Loan "control" of the Reserve Accounts within the meaning of the UCC.

(d) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender.

(e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 8.12, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                        ARTICLE 9 - INTENTIONALLY OMITTED

                    ARTICLE 10 - EVENTS OF DEFAULT; REMEDIES

Section 10.1 EVENT OF DEFAULT

The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT":

(a) if any portion of the Debt is not paid prior to the fifth day following the date the same is due or if the entire Debt is not paid on or before the Maturity Date;

(b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid on or before same become delinquent;

(c) if (i) the Policies are not kept in full force and effect, (ii) insurance certificates are not delivered to Lender in accordance with Section 7.1 hereof or (iii) certified copies of the Policies are not delivered to Lender upon request, provided such copies are available;

(d) if Borrower breaches any covenant with respect to itself or any SPE Component Entity contained in Article 5 or any covenant contained in Article 6 hereof;

(e) if any representation or warranty of, or with respect to, Borrower, Guarantor, any SPE Component Entity, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made;

(f) if (i) Borrower, or any managing member or general partner of Borrower, Guarantor, or any SPE Component Entity (if any) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower, any managing member or general partner of Borrower, Guarantor, or any SPE Component Entity (if any) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Guarantor, or any SPE Component Entity (if any) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Guarantor, or any SPE Component Entity (if any) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower, any managing member or general partner of Borrower, Guarantor, or any SPE Component Entity (if any) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, any managing member or general partner of Borrower, Guarantor, or any SPE Component Entity (if any) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Security Instrument;

(h) if the Property becomes subject to any mechanic's, materialman's or other Lien (other than a Lien for any Taxes or Other Charges not then due and payable or any Lien consented to by Lender) and such Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(i) if any federal tax lien is filed against Borrower, any member or general partner of Borrower, Guarantor, or any SPE Component Entity (if any) or the Property and same is not discharged of record within thirty (30) days after same is filed;

(j) if any of the assumptions contained in the Insolvency Opinion, or in any other "non-consolidation" opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(k) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any; or

(1) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than fifteen (15) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty
(30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days, provided further that if Borrower delivers to Lender reasonably satisfactory evidence that Borrower is diligently and expeditiously proceeding to cure such default, Lender shall give Borrower up to an additional thirty (30) day period to cure such default, it being agreed that the aggregate cure period hereunder for non-monetary defaults shall in no event exceed one hundred eighty (180) days.

Section 10.2 REMEDIES

(a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 10.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 10.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                      ARTICLE 11 - ENVIRONMENTAL PROVISIONS

Section 11.1 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants, based upon and except as expressly disclosed in the Environmental Report of the Property and information that Borrower knows or should reasonably have known, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or in amounts used by Tenants in the ordinary course of business, or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

Section 11.2 ENVIRONMENTAL COVENANTS

Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous

Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 11.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (#) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any Tenant or other user of the Property to violate any Environmental Law;
(i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property;
(C) any actual or potential Environmental Lien against the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials; and (j) Borrower shall, at its sole cost and expense, continue to operate the onsite groundwater remediation system in accordance with the Order of Approvals issued October 3, 2005 by the Rhode Island Department of Environmental Management ("RIDEM") in form and substance satisfactory to the RIDEM and shall and promptly take any other actions which are necessary in order to cause the RIDEM to issue a Letter of Compliance for the Property, and shall deliver to Lender a copy of such Letter of Compliance promptly following Borrower's receipt of same. Any failure of Borrower to perform its obligations pursuant to this Section 11.2 shall constitute bad faith waste with respect to the Property.

Section 11.3 LENDER'S RIGHTS

Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

Section 11.4 OPERATIONS AND MAINTENANCE PROGRAMS

Borrower shall establish and comply with that certain operations and maintenance program prepared by Lender's environmental consultant with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender, (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

                          ARTICLE 12 - SECONDARY MARKET

Section 12.1 TRANSFER OF LOAN

Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein ("PARTICIPATIONS") or syndicate the Loan ("SYNDICATION") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement ("SECURITIES") (a Syndication or the issuance of Participations and/or Securities, a "SECURITIZATION").

Section 12.2 DELEGATION OF SERVICING

At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

Section 12.3 DISSEMINATION OF INFORMATION

Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the "INVESTOR") or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, Guarantor, any SPE Component Entity (if any) and the Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.

Section 12.4 COOPERATION

At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower and Guarantor, at no expense to Borrower or Guarantor (other than Borrower's or Guarantor's attorneys' fees and costs), agree to provide information and to otherwise cooperate in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization or the sale of the Note or the Participations or Securities, including, without limitation, to:

(a) (i) provide such financial and other information with respect to the Property, Borrower, Guarantor and Manager, (ii) provide budgets relating to the Property and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "PROVIDED INFORMATION"), together, if customary, with appropriate verifications and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

(b) if required by the Rating Agencies, deliver at Lender's expense (provided Borrower and Guarantor shall pay all of their attorneys' fees and costs) (i) a revised Insolvency Opinion, (ii) revised opinions of counsel as to due execution and enforceability with respect to the Property, Borrower, Guarantor, SPE Component Entity and their respective Affiliates and the Loan Documents, and
(iii) revised organizational documents for Borrower, Guarantor and SPE Component Entity and their respective Affiliates (including, without limitation, such revisions as are necessary to comply with the provisions of Section 5.1 hereof), which counsel, opinions and organizational documents shall be satisfactory to Lender and the Rating Agencies;

(c) if required by the Rating Agencies, deliver such additional tenant estoppel letters, subordination, non-disturbance and attornment agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination, non-disturbance and attornment agreements or other agreements shall be satisfactory to Lender and the Rating Agencies; provided, however, that Borrower shall only be required to deliver such documents (i) with respect to new Tenants which are not in place as of the date hereof and/or (ii) if such requirement from the Rating Agencies occurs after 6 months from the date hereof.

(d) execute such amendments to the Loan Documents and organizational documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (except for modifications and amendments required to be made pursuant to Section (e) below,) (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan.

(e) if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may


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

have different interest rates, amortization payments, principal amounts, payment priorities, and maturities, Borrower and Guarantor agree to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the Interest Rate and the scheduled amortization payments do not exceed the total scheduled amortization payments required under the Note;

(f) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, Guarantor and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; and

(g) supply to Lender such documentation, financial statements and reports in form and substance required for Lender to comply with Regulation S-X of the federal securities law, if applicable.

All third party costs and expenses incurred by Lender, Borrower or Guarantor in connection with Borrower's or Guarantor's complying with requests made under this Section 12.4 shall be paid by Lender (except that Borrower and Guarantor shall pay for their own attorneys' fees and costs).

In the event that Borrower requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require a Ratings Confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, Borrower shall pay all of the costs and expenses of Lender, Lender's servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such Ratings Confirmation.

Section 12.5 INTENTIONALLY OMITTED.

                          ARTICLE 13 - INDEMNIFICATIONS

Section 13.1 GENERAL INDEMNIFICATION

Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent


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

property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts provided same are held in Permitted Investments or the performance of the Required Work, or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

Section 13.2 MORTGAGE AND INTANGIBLE TAX INDEMNIFICATION

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 13.3 ERISA INDEMNIFICATION

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 3.9 or Section 4.18 of this Agreement.

Section 13.4 ENVIRONMENTAL INDEMNITY

Simultaneously with this Loan Agreement, Borrower and Guarantor have executed and delivered the Environmental Indemnity, the obligations under which are not part of the Debt and are not secured by the Security Instrument.

Section 13.5 Survival

The obligations and liabilities of Borrower under this Article 13 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.


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

                            ARTICLE 14 - EXCULPATION

Section 14.1 EXCULPATION

(a) Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Security Instrument and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Security Instrument and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Security Instrument and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 14.1, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Security Instrument or the other Loan Documents. The provisions of this Section
14.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Security Instrument or the other Loan Documents; (ii) impair the right of Lender to name Borrower or Guarantor as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Security Instrument; (iii) affect the validity or enforceability of any indemnity (including, without limitation, those contained in the Environmental Indemnity and Article 13 of this Agreement), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Security Instrument and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Security Instrument; or
(vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

(b) Notwithstanding the provisions of this Section 14.1 to the contrary, Borrower shall be personally liable to Lender for Losses due to:

(i) fraud or intentional misrepresentation by Borrower, Guarantor or any other Affiliate of Borrower or Guarantor in connection with the execution and the delivery of this Agreement, the Note, the Security Instrument, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender in connection with the application for or the underwriting of the Loan or furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

(ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default;

(iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance;

(iv) the misapplication or the misappropriation of Insurance Proceeds or Awards;

(v) Borrower's failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender's utilization thereof), charges for labor or materials or other charges that can create liens on the Property beyond any applicable notice and cure periods specified herein;

(vi) Borrower's failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value;

(vii) any act of physical waste or arson by Borrower, any principal, Affiliate, member or general partner thereof or by Guarantor, any principal, Affiliate, member or general partner thereof;

(viii) Borrower's gross negligence or willful misconduct;

(ix) Borrower's failure following any Event of Default to deliver to Lender upon demand all Rents and books and records relating to the Property;

(ii) any termination or impairment of the Utility Easement.

(c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower in the event (i) of a breach by Borrower or any SPE Component Entity of any of the covenants set forth in Article 5 or Article 6 hereof, (ii) the Property or any part thereof shall become an asset in a voluntary bankruptcy or insolvency proceeding of Borrower, (iii) Borrower, Guarantor or any Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower or Guarantor files, or joins in the filing of, an involuntary petition against Borrower under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (iv) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; or (v) any Affiliate, officer, director, or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property.


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

(i) hereof; or a breach by Borrower of any of the covenants set forth in Section 4.11

(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Security Instrument or the other Loan Documents.

                              ARTICLE 15 - NOTICES

Section 15.1 NOTICES

All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender: Merrill Lynch Mortgage Lending, Inc. 4 World Financial Center, 16th Floor New York, New York 10080 Attention: George H. Kok Telephone: (212) 449-4893 Facsimile: (212) 449-3658

With a copy to: Winston & Strawn LLP
                200 Park Avenue
                New York, New York 10166
Attention:      David Traitel, Esq.
Telephone No.: (212) 294-6683

If to Borrower: RD WOONSOCKET ASSOCIATES LIMITED PARTNERSHIP
                c/o Acadia Realty Trust 1311
                Mamaroneck Avenue White Plains,
                New York 10605
Attention:      Robert Masters, Esq.
Telephone No.:  (914) 288-8139
Facsimile No.:  (914) 288-2139

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.


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

                         ARTICLE 16 - FURTHER ASSURANCES

Section 16.1 REPLACEMENT DOCUMENTS

Upon receipt of an affidavit of an officer of Lender or Lender's servicer as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 16.2 RECORDING OF MORTGAGE, ETC.

Borrower forthwith upon the execution and delivery of the Security Instrument and thereafter, from time to time, will cause the Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 16.3 FURTHER ACTS, ETC.

Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Security Instrument, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney


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

coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 16.3.

Section 16.4 CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS

(a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 16.5 EXPENSES

Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys' fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (b) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements;
(c) following a request by Borrower, Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                              ARTICLE 17 - WAIVERS

Section 17.1 REMEDIES CUMULATIVE; WAIVERS

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 17.2 MODIFICATION, WAIVER IN WRITING

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein', no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 17.3 DELAY Not A WAIVER

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 17.4 TRIAL BY JURY

BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

Section 17.5 WAIVER OF NOTICE

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 17.6 REMEDIES OF BORROWER

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 17.7 WAIVER OF MARSHALLING OF ASSETS

To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 17.8 WAIVER OF STATUTE OF LIMITATIONS

Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its other obligations under the Loan Documents.

Section 17.9 WAIVER OF COUNTERCLAIM

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                           ARTICLE 18 - GOVERNING LAW

Section 18.1 GOVERNING LAW

This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the state where the Property is located and applicable laws of the United States of America.

Section 18.2 SEVERABILITY

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 18.3 PREFERENCES

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                           ARTICLE 19 - MISCELLANEOUS

Section 19.1 SURVIVAL

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 19.2 LENDER'S DISCRETION

Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 19.3 HEADINGS

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 19.4 SCHEDULES AND EXHIBITS INCORPORATED

The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 19.5 OFFSETS, COUNTERCLAIMS AND DEFENSES

Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 19.6 No JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

(c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

(d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 3 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this

Agreement, the Note, the Security Instrument and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3 of this Agreement.

Section 19.7 Publicity

All news releases, publicity or advertising, except as required by law, by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender or any of its Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Property, Borrower, Guarantor and their respective Affiliates without the approval of Borrower or any such Persons. Borrower also agrees that Lender may share any information pertaining to the Loan with its Affiliates in connection with the sale or transfer of the Loan or any Participations and/or Securities created.

Section 19.8 CONFLICT, CONSTRUCTION OF DOCUMENTS; RELIANCE

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 19.9 DUPLICATE ORIGINALS; COUNTERPARTS.

This Loan Agreement and each of the other Loan Documents may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Loan Agreement and each of the other Loan Documents (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.

Section 19.10 ENTIRE AGREEMENT

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                         [NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                   BORROWER;


                                   RD WOONSOCKET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership


                                   By: Acadia Walnut Hill LLC,
                                       -----------------------------------------
                                       a Delaware limited liability company, its
                                       general


                                       By;
                                           -------------------------------------
                                           Name: Robert Masters
                                           Title: Senior Vice President

                                   __ partner


                                   /s/ Illegible
                                   ---------------------------------------------

WITH RESPECT TO SECTIONS 12.4 and 12.5 ONLY:
GUARANTOR:


ACACIA REALTY LIMITED PARTNERSHIP a Delaware limited partnership


By:
    -----------------------------
Name: Robert Masters
Title: Senior Vice President


                                   By:
                                       -----------------------------------------

a Maryland and real estate investment trust,


                                   /s/ Illegible
                                   ---------------------------------------------

LENDER:

MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation


By:
    -----------------------------
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                   BORROWER:

                                   RD WOONSOCKET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership


                                   By: Acadia Walnut Hill LLC,
                                       -----------------------------------------
                                       a Delaware limited liability company, its
                                       general partner


                                       By:
                                           -------------------------------------
                                           Name: Robert Masters
                                           Title: Senior Vice President

WITH RESPECT TO SECTIONS 12.4 and 12.5 ONLY:
GUARANTOR:

ACADIA REALTY LIMITED PARTNERSHIP a Delaware limited partnership


By: Acadia Realty Trust,
    -----------------------------
    a Maryland real estate investment
    trust, its general partner


By:
    -----------------------------
Name: Robert Masters
Title: Senior Vice President

LENDER:

               MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation


                                   By:
                                       -----------------------------------------

Title: __________


                                   /s/ Illegible
                                   ---------------------------------------------
                                   Illegible
                                   PRESIDENT

                                    EXHIBIT A

                       Borrower Equity Ownership Structure
                  RD Woonsocket Associates Limited Partnership,

                         a Delaware limited partnership

                             Acadia Walnut Hill LLC,

                      a Delaware limited liability company

1% GENERAL PARTNER                                         99% [.Invited Partner

100%                          99% General Partner          1% Limited Partners

                       Acadia Realty Limited Partnership,

                         a Delaware limited partnership
                       Acadia Realty Limited Partnership,

                         a Delaware limited partnership

                              Acadia Realty Trust,

                             a Maryland real estate
                                investment trust
                                Various Investors

99% General Partner                                        1% Limited Partners

                              Acadia Realty Trust,

                             a Maryland real estate
                                investment trust
                                Various Investors

                                   EXHIBIT B

                              Intentionally Omitted

                                    EXHIBIT C

                               SUMMARY OF RESERVES

                                Initial Deposit   Monthly Deposit   Interest Paid to
Reserve Items                        Amount            Amount           Borrower?
-----------------------------   ---------------   ---------------   ----------------
Taxes                                $92,901.39        $46,450.69      Not Available
                                                       (as of the
                                                     date hereof)

Insurance Premiums               Not Applicable    Not Applicable      Not Available

Required Repairs                     $99,750.00    Not Applicable

Replacements                     Not Applicable        $17,030.00                Yes
                                                       $14,114.00
                                                           $3,697

ADD OTHER APPLICABLE RESERVES   $                 $
Initial Debt Service                 $184,49153    Not Applicable      Not Available
Woonsocket Bowling                   $35,984.00    Not Applicable                 --

Conditionally waived in accordance with Section 8.6 hereof. Conditionally waived in accordance with Section 8.6 hereof.

(3) Amount payable on the Scheduled Payment Date in November, 2006 through and including the Scheduled Payment Date in October, 2008.

a Amount payable on the Scheduled Payment Date in November, 2008 through and including the Scheduled Payment Date in October, 2010.

(5) Amount payable on the Scheduled Payment Date in November, 2010 and each Scheduled Payment Date thereafter during the term of the Loan.

                                     Reserve

                                    EXHIBIT D

                                Required Repairs

                                   (Attached)

                 TABLE 1- IMMEDIATE REPAIRS & SHORT TERM REPAIRS

Walnut Hill
1500 Diamond Hill Road Woonsocket, Rhode Island EBI Project # 11064188
__________________

                                       RECOMMENDED       Consulting                               Consulting   Consulting
____Consulting           2                 WORK              a            N,a          2U           ____       Consulting   ________
---------------   ---------------   -----------------   -----------   ----------   -----------   -----------   ----------   --------
SITE CONDITIONS
      Z1          Tope.             None
     2.2          Prai/Pkg.         None
     2,3          Anomie,           Repair concrete                                    per
                                    sidewalks                   500   $     6.00   squarefoot       $ 3.000
      23          Amenities         Repair trip
                                    hazards                      12   $   150.00      each          $ 1,600
     2,4          Utilities         Menu
      31          Subtract          None
     3.2          Superstruct       None
     3,3          Facades           Repairs to
                                    concrete block                1   520,000.00     lump sum       $20,000
                                    Repairs to
     3.3          F--D--            stucco (arcade                1   $25,000.00     lump sum       $25,000
     3.4          Reel              Investigate and
                                    repair roof leeks             6   $ 5,000.00     lump sum       $30,000
     3.5          Bsmt/Attic        None
     3,6          ADA               None
     3.7          Interior F & C    Complete bowling
                                    alley renovation              1   $     0.00   action Item      $     0                      -_
     4.1          Plumbing          None
     4.2          HVAC              None
     4.3          tkclrk            None
     4.4          F/L Safety        None                                                                                         -_
     4.5          Elevators         None

                            MATERIAL CODE VIOLATIONS

     5.0          Codes None
                  TOTAL                                                                             $79,000                      SO
                  1.25 MULTIPLIER                                                                   $99,750
                  TOTAL DEFERRED MAINTENANCE

PROPERTY AND LOAN INFORMATION

                                 Building Area 297,922   Property Age 40 yr.    No. of Floors 1      Survey Date 8115106
                                 Tenants or Units 27     Property Type Retail   No. of Buildings 3   Report Data 8123106

                                 EBI Consulting

                                    Exhibit 1

                                    EXHIBIT E

                                 Servicing Fees

                            INTEREST BEARING ACCOUNTS

(Not Available for Taxes and Insurance Reserve Account, the Initial Debt Service Reserve Account and Debt Service Reserve Account)

                                      Interest          Non-InterestBearing
         Type of Fee              Bearing Accounts            Accounts
----------------------------   ---------------------   ---------------------
SET Up FEE - per account:      $250.00                  Waived

MAINTENANCE FEE -
commencing in the secondyear
and annually thereafter:       $200.00                 Waived

                               Four "no                Four "no
                               charge" disbursements   charge" disbursements
                               in any one calendar     in any one calendar
                               year; $50.00            year; $50.00
                               per request             per request
                               thereafter              thereafter

NOTE: The above schedule does not include 3rd party charges, which will be passed through on a dollar-for-dollar basis.

                                 PROMISSORY NOTE

$23,500,000.00                                                    September 2006

     FOR VALUE RECEIVED RD WOONSOCKET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal place of business at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, White Plains, New York 10605 ('BORROWER"), hereby unconditionally promises to pay to the order of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation, as lender, having an address at 4 World Financial Center, 16th floor, New York, New York 10080 ("LENDER"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWENTY THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($23,500,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the rate set forth in, and to be paid in accordance with the terms of, this Note and that certain Loan Agreement dated the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented and modified from time to time, the "LOAN AGREEMENT"). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

                            ARTICLE 1 - PAYMENT TERMS

     Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rate and at the times specified in Article 2 of the Loan Agreement. The outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

                      ARTICLE 2 - DEFAULT AND ACCELERATION

     The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due (subject to any applicable grace or cure period set forth in the Loan Agreement) or if not paid on the Maturity Date or on the happening of any other Event of Default.

                           ARTICLE 3 - LOAN DOCUMENTS

     This Note is secured by the Security Instrument and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

                           ARTICLE 4 - SAVINGS CLAUSE

     Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender.

                           ARTICLE 5 - NO ORAL CHANGE

     This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                              ARTICLE 6 -- WAIVERS

     Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind except as provided in the Loan Agreement. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the limited liability company, and the term "Borrower," as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not thereby be released from any liability. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. Nothing in this paragraph shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such borrowing entity which may be set forth in the Loan Agreement, the Security Instrument or any other Loan Documents. If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

                              ARTICLE 7 - TRANSFER

     Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising from events thereafter occurring; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                             ARTICLE 8 - EXCULPATION

     The provisions of Article 14 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

                            ARTICLE 9 - GOVERNING LAW

     This Note shall be governed, construed, applied and enforced in accordance with the laws of the state where the Property is located and applicable laws of the United States of America.

                              ARTICLE 10 - NOTICES

     All notices or other written communications hereunder shall be delivered in accordance with Section 15.1 of the Loan Agreement.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                         BORROWER:


                                         RD WOONSOCKET ASSOCIATES LIMITED
                                         PARTNERSHIP,

                                         a Delaware limited partnership


                                         By: /s/ Illegible
                                             -----------------------------------
                                             Acadia Walnut Hill LLC,
                                         a Delaware limited liability company,

                                         its ________________


                                             -----------------------------------
                                             Name: Robert __ ________
                                             Title: Senior Vice President

STATE OF
COUNTY __________

In ~________~________ in said County, on the (p(101) day of _________ , __ 2006 before me personally appeared the within-named Robert Masters, to me known and known by me to be the Senior Vice President of ACADIA WALNUT HILL LLC, a Delaware limited liability company, the general partner of RD WOONSOCKET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, and the person executing these presents on behalf of ACADIA WALNUT HILL LLC, and RD WOONSOCKET ASSOCIATES LIMITED PARTNERSHIP, and he acknowledged said instrument by him so executed to be his free act and deed in such capacity, and the free act and deed of ACADIA WALNUT HILL LLC and RD WOONSOCKET ASSOCIATES LIMITED PARTNERSHIP.

______________________________________       DEBRA LEIBLER-JONES
Notary Public NOTARY PUBLIC, ST: OF NY
Print Name:   COMMISSION EXP D1 RW J